Seer Reports Third Quarter 2021 Financial Results
Customers demonstrate novel methods using the Proteograph Product Suite and continued commercial momentum ahead of Broad Release in early 2022
REDWOOD CITY, Calif. Nov 9, 2021 – Seer, Inc. (Nasdaq: SEER), a life sciences company commercializing a disruptive new platform for proteomics, today reported financial results for the third quarter ended September 30, 2021.

“We continued to make outstanding progress this quarter and I could not be more pleased with the momentum of our business as we approach the close of 2021 and prepare for Broad Release in early 2022,” said Omid Farokhzad, Chair and Chief Executive Officer. “There continues to be growing enthusiasm and energy around our technology. I am inspired by the progress of our customers, proud of the strides we are making with our Proteograph Product Suite, and very grateful for the continued hard work of the Seer team.”

Recent Highlights
•Revenue of $2.2 million for the third quarter of 2021, including $1.6 million of product-related revenue
•Added new Limited Release customers during the third quarter and are on track to meet our target of a high single-digit number of Limited Release customers across key applications and markets
•Demonstrated traction with customer adoption, seen with submissions to recent scientific conferences:

◦Oregon Health Sciences University, Knight Cancer Institute has initiated their large-scale, prostate cancer proteomics study - that will include at least 500, and possibly up to 1000, serum samples.
◦The Broad Institute demonstrated the Proteograph’s ability to reduce time and labor dramatically, while robustly and deeply sampling the proteome, with increased sensitivity.
◦Sanford Burnham Prebys Medical Discovery Institute demonstrated the compatibility of the Proteograph with a popular multiplexing method - Tandem Mass Tag (TMT).
◦Protein Metrics data showed that the Proteograph can analyze subpopulations of the glycoproteome, an important post-translation modification for biomarker discovery, without the need for glycopeptide-specific enrichment.

Third Quarter 2021 Financial Results
Revenue was $2.2 million for the three months ended September 30, 2021, as compared to $72 thousand for the three months ended September 30, 2020. The increase was the result of sales of products related to our Proteograph Product Suite and services performed for a large pharmaceutical company. Product-related revenue was $1.6 million, including $787 thousand of related party revenue, service revenue was $500 thousand, and grant revenue was $10 thousand.

Gross profit, inclusive of grant revenue, was $1.2 million and gross margin was 54% for the third quarter of 2021.

Operating expenses were $19.6 million for the third quarter of 2021, as compared to $8.5 million for the corresponding prior year period. The increase in expenses was driven by increased compensation, benefit and stock-based compensation expense associated with an increase in personnel, and an increase in costs associated with becoming a publicly traded company.

Net loss was $18.4 million for the third quarter of 2021, as compared to $8.2 million for the corresponding prior year period.

Cash, cash equivalents and investments were approximately $506.6 million as of September 30, 2021.

Webcast Information
Seer will host a conference call to discuss the third quarter 2021 financial results on Tuesday, November 9, 2021 at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at http://investor.seer.bio. The webcast will be archived and available for replay for at least 90 days after the event.

About Seer
Seer is a life sciences company developing transformative products that open up a new gateway to the proteome. Seer is commercializing its Proteograph™ Product Suite, an integrated solution that includes proprietary engineered nanoparticles, consumables, automation instrumentation and software to perform deep, unbiased proteomic analysis at scale in a matter of hours. Seer designed the Proteograph workflow to be efficient and easy-to-use, leveraging widely adopted laboratory instrumentation to provide a decentralized solution that can be adopted by nearly any lab. Seer’s Proteograph Product Suite is for research use only and is not intended for diagnostic procedures. For more information, please visit www.seer.bio.

Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on the Company’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements, including but not limited to statements regarding our timing and ability to enable unbiased, deep and rapid proteomics available at scale. These and other risks are described more fully in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Quarterly Report on Form 10-Q, to be filed with the SEC on November 9, 2021, and other documents the Company subsequently files with the SEC from time to time. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:
Carrie Mendivil
investor@seer.bio

Media Contact:
Karen Possemato
pr@seer.bio

Seer, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2,021	2020	2021	2020

Revenue:
Product	$858	$—	$1,695	$—
Service	500	—	500	—
Related party	787	—	1,167	—
Grant	10	72	189	320
Total revenue	2,155	72	3,551	320
Cost of revenue:
Product	574	—	1,078	—
Service	42	—	42	—
Related party	370	—	452	—
Total cost of revenue	986	—	1,572	—
Gross profit	1,169	72	1,979	320
Operating expenses:
Research and development	7,745	4,762	20,906	13,520
Selling, general and administrative	11,855	3,726	32,672	7,408
Total operating expenses	19,600	8,488	53,578	20,928
Loss from operations	(18,431)	(8,416)	(51,599)	(20,608)
Other income (expense):
Interest income	46	196	169	778
Other expense	—	(9)	—	(9)
Total other income	46	187	169	769
Net loss	$(18,385)	$(8,229)	$(51,430)	$(19,839)
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities	26	(159)	(62)	119
Comprehensive loss	$(18,359)	$(8,388)	$(51,492)	$(19,720)
Net loss per share attributable to common stockholders, basic and diluted	$(0.30)	$(0.80)	$(0.85)	$(2.04)
Weighted-average common shares outstanding, basic and diluted	61,133,518	10,285,401	60,625,601	9,709,501

Seer, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(Unaudited)

	September 30,	December 31,
	2021	2020

ASSETS
Current assets:
Cash and cash equivalents	$331,402	$333,585
Investments	175,202	98,278
Accounts receivable, net	1,165	—
Related party receivables	703	99
Other receivables	672	163
Inventory	2,557	551
Prepaid expenses and other current assets	2,566	452
Total current assets	514,267	433,128
Property and equipment, net	12,588	8,441
Restricted cash	524	343
Other assets	459	407
Total assets	$527,838	$442,319
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,573	$2,115
Accrued expenses	5,974	5,147
Accrued research and development	627	396
Deferred revenue	111	250
Deferred rent, current	268	186
Total current liabilities	9,553	8,094
Deferred rent, net of current portion	2,687	1,899
Other noncurrent liabilities	402	717
Total liabilities	12,642	10,710
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.00001 par value; 5,000,000 shares authorized as of September 30, 2021 and December 31, 2020; zero shares issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Class A common stock, $0.00001 par value; 94,000,000 shares authorized as of September 30, 2021 and December 31, 2020; 56,967,870 and 53,395,319 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively;	1	1
Class B common stock, $0.00001 par value; 6,000,000 shares authorized as of September 30, 2021 and December 31, 2020; 4,686,028 and 5,865,732 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively;	—	—
Additional paid-in capital	621,994	486,915
Accumulated other comprehensive income (loss)	(8)	54
Accumulated deficit	(106,791)	(55,361)
Total stockholders’ equity	515,196	431,609
Total liabilities and stockholders’ equity	$527,838	$442,319

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